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                                                                    EXHIBIT 5.02





[EMMET LOGO]             EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                         1007 Orange Street, Suite 1460
                           Wilmington, Delaware 19801
                                  302-472-7000
                                Fax: 302-472-7120
                               WWW.EMMETMARVIN.COM





                                                              July 12, 2005



To each of the entities listed
   on Exhibit A hereto


                  Re:   AmerUs Capital IV and AmerUs Capital V

Ladies and Gentlemen:

         We have acted as special Delaware counsel for AmerUs Capital IV and AmerUs Capital V, each Delaware statutory trusts (each, a "Trust" and together, the "Trusts"), solely in connection with the matters set forth herein. This opinion letter is being delivered to you at your request. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the applicable Amended and Restated Trust Agreement (as hereinafter defined) except that reference herein to any document means such document as in effect on the date hereof.

         In rendering the opinions set forth below, our examination of documents has been limited to the examination of originals, or copies certified to our satisfaction, of the following documents:

         a. the Trust Agreement of each Trust, dated as of July 12, 2005 (each, an "Original Trust Agreement" and together, the "Original Trust Agreements"), between The Bank of New York (Delaware), as Trustee (the "Trustee") and AmerUs Group Co., as Depositor (the "Depositor");

         b. the Certificate of Trust of each Trust, dated July 12, 2005 (each, a "Certificate of Trust" and together, the "Certificates of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 12, 2005;



NEW YORK, NEW YORK -    MORRISTOWN, NEW JERSEY -        STAMFORD, CONNECTICUT -
                              WILMINGTON, DELAWARE

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Emmet, Marvin & Martin, LLP


         c. the Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to the Preferred Securities of the Trusts, representing undivided beneficial interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), as proposed to be filed by the Depositor and the Trusts with the Securities and Exchange Commission on or about July 12, 2005;

         d. a form of Amended and Restated Trust Agreement for each Trust, to be entered into among the Depositor, the trustees of each Trust named therein, and the holders from time to time of undivided beneficial interests in each Trust (including the Exhibits thereto) (each, an "Amended and Restated Trust Agreement" and together, the "Amended and Restated Trust Agreements"); and

         e. a Certificate of Good Standing for each Trust, dated July 12, 2005, obtained from the Secretary of State.

For the purposes of this opinion letter, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that as of this date:

         1. the Trusts have been duly formed and are validly existing in good standing as statutory trusts under the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq.;

         2. the Preferred Securities, when issued and executed in accordance with the applicable Amended and Restated Trust Agreement and the Registration Statement and delivered against payment therefor in accordance with the applicable Amended and Restated Trust Agreement and the Registration Statement, will be validly issued and,


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subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust; and

         3. the Preferred Security Holders (as hereinafter defined), as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that the Preferred Security Holders may be required to make payment or provide indemnity or security as set forth in the Amended and Restated Trust Agreements.

         The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations, in addition to those above:

         A. The foregoing opinions are limited to the laws of the State of Delaware as enacted and currently in effect, excluding the securities and anti-trust laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

         B. We have assumed that each of the parties (exclusive of the Trusts) to each of the documents examined by us is an entity that has been duly formed, is validly existing, and, if applicable, in good standing under the laws of its respective jurisdiction of organization. We have also assumed the due authorization, execution and delivery of each of the documents examined by us by each of the parties thereto, and the power and authority of such parties. We have also assumed that the documents examined by us do not result in the breach of the terms of, and do not contravene, each party's constituent documents, any law, rule or regulation applicable to it or any contractual restriction binding upon it. We have also assumed that each of the documents examined by us does not require under any law, statute, rule or regulation any filing with, or any approval or consent of, any governmental authority other than the filing of each Trust's Certificate of Trust with the Secretary of State. We have also assumed the legal capacity of any natural persons who are signatories to the documents examined by us. We have also assumed that each person or entity to whom a Preferred Security is to be issued by each Trust (collectively, the "Preferred Security Holders") has received a certificate for such Preferred Security evidencing ownership of such Preferred Security in the name of such person or entity and the payment for the Preferred Security acquired by it, in accordance with the applicable Amended and Restated Trust Agreement and the Registration Statement. We have also assumed that, in the State of Delaware, the Trusts (i) have not advertised or offered, are not advertising or offering, and will not advertise or offer for sale any securities or (ii) have not solicited or received, are not soliciting or receiving, and will not solicit or receive any funds or subscriptions for any securities. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.


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Emmet, Marvin & Martin, LLP


         C. We have assumed that each Original Trust Agreement and each Certificate of Trust (i) constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, with respect to the creation, operation and termination of the applicable Trust, and (ii) is in full force and effect and has not been amended or terminated. For purposes of the opinions contained in paragraphs 2 and 3 above, we have assumed that each Original Trust Agreement will be duly amended and restated by the applicable Amended and Restated Trust Agreement, and that at such time, each Amended and Restated Trust Agreement and each Certificate of Trust (i) will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, with respect to the continuation, operation and termination of the applicable Trust, and (ii) will be in full force and effect and will not have been amended or terminated.

         D. We express no opinion as to the extent to which matters of the internal governance of the Trusts may be governed by documents and agreements that are not, by their own terms, governed by the laws of the State of Delaware. Without limiting the generality of the foregoing, to the extent that any Section of any Amended and Restated Trust Agreement provides that such Amended and Restated Trust Agreement is governed by laws other than the laws of the State of Delaware, we express no opinion concerning the effect of such Section of such Amended and Restated Trust Agreement on the opinions set forth herein.

         E. The opinions rendered herein speak only as of the date of this letter and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.

         This opinion is for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent. Notwithstanding the foregoing, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                         Very truly yours,


                                         /s/ Emmet, Marvin & Martin, LLP




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                                    Exhibit A


AmerUs Capital IV

AmerUs Capital V

The Bank of New York

The Bank of New York (Delaware)

AmerUs Group Co.